Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 4 TO LEASE AGREEMENT

dated as of June 30, 2005

between

U.S. BANK NATIONAL ASSOCIATION,

as Owner Trustee,

as Lessor,

and

KANSAS GAS AND ELECTRIC COMPANY,

as Lessee

This Amendment No. 4 has been executed in 10 original counterparts of which this is original counterpart number     ; only original counterpart number 1 constitutes chattel paper within the meaning of the Uniform Commercial Code; accordingly, any assignee of any rights of Lessor under this Amendment No. 4 cannot perfect a security interest in such rights without taking possession of original counterpart number 1 or making a filing under the Uniform Commercial Code.

EXECUTION VERSION

THIS AMENDMENT NO. 4 TO LEASE AGREEMENT, dated as of June 30, 2005 (“Amendment No. 4”), is made between U.S. BANK NATIONAL ASSOCIATION (as successor in interest to The Connecticut National Bank), a national banking association, not in its individual capacity but solely as owner trustee (“Owner Trustee”) under a Trust Agreement, dated as of September 1, 1987, between Comcast MO Financial Services, Inc., (formerly named US West Financial Services, Inc.), a Colorado corporation, and Owner Trustee, as lessor (“Lessor”), and KANSAS GAS AND ELECTRIC COMPANY, a Kansas corporation, as lessee (“Lessee”).

WITNESSETH:

WHEREAS, Lessee and Lessor have heretofore entered into a Lease Agreement, dated as of September 1, 1987 (the “Original Lease”), an Amendment No. 1 to Lease Agreement, dated as of October 1, 1987 (“Amendment No. 1”), an Amendment No. 2 to Lease Agreement, dated as of August 1, 1989 (“Amendment No. 2”), and an Amendment No. 3 to Lease Agreement, dated as of September 29, 1992 (“Amendment No. 3”) (the Original Lease, as amended by such amendments, the “Existing Lease”); and

WHEREAS, Section 4 of the Existing Lease provides that the Basic Rent and Casualty Values reflected in Schedules 1 and 2, respectively, of the Existing Lease shall be appropriately adjusted to take into account certain circumstances specified in such Section 4; and

WHEREAS, Lessee desires that Owner Trustee effect a refinancing pursuant to Section 17 of the Participation Agreement dated as of September 1, 1987 among Owner Trustee, Lessee and certain other parties named therein (the “Original Participation Agreement”) as amended by a Supplemental Participation Agreement dated as of September 18, 1992 among Owner Trustee, Lessee, Owner Participant and Indenture Trustee (the Original Participation Agreement, as so amended, the “Existing Participation Agreement”) and as further amended by a Second Supplemental Participation Agreement dated as of the date hereof among Owner Trustee, Lessee, Owner Participant and Indenture Trustee (“Second Supplemental Participation Agreement”), the proceeds of which refinancing will be used, among other things, to redeem the Outstanding Bonds and to provide for the Additional Borrowing by Owner Participant and, in connection therewith, Lessee and Lessor desire to adjust Basic Rent and Casualty Values pursuant to Section 4.5 of the Existing Lease; and

WHEREAS, Section 4 of the Existing Lease further provides that adjustments of the Basic Rent and Casualty Value shall be set forth in an amendment to the Lease; and

WHEREAS, concurrently with such refinancing Lessee and Lessor also desire to enter into this Amendment No. 4 in order to modify and restructure certain other terms of the Existing Lease as more fully described hereinafter;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS.

For the purposes hereof, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in (i) Appendix A to the Existing Participation Agreement, as amended by the Second Supplemental Participation Agreement, or (ii) the Second Supplemental Participation Agreement, as the case may be.

SECTION 2. AMENDMENTS OF EXISTING LEASE.

A. Appendix A. (a) Appendix A to the Existing Lease is amended, effective as of the date hereof, by deleting the following definitions and substituting in lieu thereof the following new definitions:

“Appraisal” shall mean, as applicable, (a) an appraisal, dated the Funding Date, of Burns and Roe, Inc. which shall take into account the rights and obligations of Owner Trustee under the Support Agreements and the Operating Agreement and state (i) that on the Funding Date, the Fair Market Sale Value of the Interest shall equal the Purchase Price, (ii) that the Useful Life is at least equal to 125% of the sum of the Interim Lease Term and the Basic Term, (iii) that the fair market value, as of the day 28 1/2 years after the Basic Lease Commencement Date, of the Interest shall be at least equal to 20% of the Purchase Price (computed without regard to inflation or deflation), (iv) that assuming Owner Trustee, and purchasers from and assignees of Owner Trustee, will have those rights which the Support Agreements purport to grant and convey to Owner Trustee, it will be commercially feasible for Owner Trustee, and purchasers from or assignees of Owner Trustee unrelated to Lessee, to use the Assets upon the expiration of the Lease Term, (v) that Unit 2 is a fully integrated and, when operated in conjunction with the Common Facilities and the Support Agreements, self-contained unit, and each Component of Unit 2 is interrelated to the other Components in terms of useful life, function, structure and design, (vi) that the term of the Support Agreements corresponds to the Useful Life (within the constraints of professional estimation), (vii) the fair market value, as of the day 28 1/2 years after the Basic Lease Commencement Date, of the Interest (taking into account the effects of inflation or deflation), and (viii) the Fair Market Rental Value of the Ground Interest during the Lease Term; or (b) an appraisal, dated as of June 17, 2005, of Marshall & Stevens Incorporated which states (i) the fair market value of the Interest as of the date thereof, (ii) the fair market value of the Interest at the end of the Basic Term on a constant dollar (uninflated) basis determined as of the date thereof, (iii) the fair market value of the Interest at the end of the Basic Term on a real dollar (inflated) basis determined as of the date thereof, (iv) the remaining Useful Life of Unit 2 as of the date thereof, (v) that the remaining Useful Life of Unit 2 at the end of the Basic Term is at least 20% of the Useful Life of Unit 2 as of May 16, 1977, the date on which Unit 2 was first placed in service, (vi) that upon the expiration of the Lease Term or earlier termination of the Lease, there is a reasonable likelihood that it would be commercially feasible for a party other than the Lessee to own and operate Unit 2, and (vii) that, based on the estimate of the fair market value of the Interest at the end of the Basic Term, there is no economic compulsion for the Lessee to exercise the purchase option provided for in Section 6 of the Lease because as of the expiration date of the Basic Term, such purchase option price is expected to equal the fair market value of the Interest.

“Basic Rent Payment Date” shall mean and include (a) each March 29 and September 29, commencing September 29, 1988, throughout (and including the last day of) the Basic Term, (b) each March 29, June 29, September 29 and December 29, commencing December 29, 2029, throughout (and including the last day of) any Renewal Term, if elected, and (c) with respect to payments under the Ground Lease after the Lease Termination Date, each March 29, June 29, September 29 and December 29 through the Ground Lease Termination Date.

“Basic Term” shall mean the period commencing on the Basic Lease Commencement Date and ending on September 29, 2029, or such shorter period as may result from earlier termination as provided in the Lease.

“KCC Order” shall mean, as applicable, (a) the order or orders of the State Corporation Commission of the State of Kansas (i) approving or authorizing the transactions contemplated by the Operative Documents, and (ii) determining that neither Owner Trustee, nor Owner Participant, nor Indenture Trustee is an electric public utility subject to the jurisdiction, control or regulation as such of such Commission; or (b) the order or orders of such Commission (i) disclaiming jurisdiction over the refinancing of the Bonds and the restructuring of the transactions contemplated by the Operative Documents unless and until Lessee assumes the Outstanding Bonds or purchases the Assets, and (ii) reiterating the determination made by such Commission previously that neither Owner Trustee, nor Owner Participant, nor Indenture Trustee is an electric public utility subject to the jurisdiction, control or regulation as such of such Commission.

“Supplemental Rent” shall mean any and all amounts, liabilities and obligations other than Basic Rent which Lessee assumes or agrees to pay to or on behalf of Lessor, Owner Trustee, Owner Participant, any Bondholder, Indenture Trustee or any Indemnitee under (i) any Operative Document or (ii) any registration rights agreement or any similar agreement entered into in connection with the issuance of any Bonds (in each case whether or not designated as Supplemental Rent), including, without limitation, Casualty Value and Fair Market Sale Value payments, or damages for breach of any covenants, representations, warranties, indemnities or agreements therein.

(b) Appendix A to the Existing Lease is further amended, effective as of the date hereof, by deleting the following definitions in their entirety: “Western Resources” and “Western Resources Indenture”.

(c) Appendix A to the Existing Lease is further amended, effective as of the date hereof, by adding thereto the following new definitions in the appropriate alphabetical order:

“1992 Series Bonds” shall have the meaning ascribed thereto in the Second Supplemental Participation Agreement.

“2005 Series Bonds” shall have the meaning ascribed thereto in the Second Supplemental Participation Agreement.

“Allocated Rent” shall have the meaning ascribed thereto in subsection 3.1(e) of the Lease.

“Amendment No. 4 to Lease Agreement” shall mean Amendment No. 4 to Lease Agreement dated as of June 30, 2005 between Owner Trustee and Lessee.

“Expected End-of-Basic-Term Asset Value” shall mean $342,630,000, which is the estimated fair market value of the Assets as of the date of expiration of the Basic Term as set forth in the Appraisal referred to in clause (b) of the definition thereof.

“Lease Period” shall mean the lease periods identified on Schedule 3 to the Lease.

“Lessee Loan Balance” shall have the meaning ascribed thereto in subsection 3.1(f) of the Lease.

“Lessor Loan Balance” shall have the meaning ascribed thereto in subsection 3.1(f) of the Lease.

“Second Supplemental Indenture” shall mean the Second Supplemental Indenture dated as of June 30, 2005, to the Trust Indenture, Security Agreement and Mortgage dated as of September 1, 1987, as supplemented by the First Supplemental Indenture dated as of September 29, 1992, among Owner Trustee, Lessee and Indenture Trustee.

“Second Supplemental Participation Agreement” shall mean the Second Supplemental Participation Agreement dated as of June 30, 2005, to the Participation Agreement dated as of September 1, 1987, as supplemented by the Supplemental Participation Agreement dated as of September 18, 1992, among Owner Trustee, Indenture Trustee, Owner Participant and Lessee.

“Section 467 Loan Balance” shall mean the Lessor Loan Balance and the Lessee Loan Balance.

“Westar Energy” shall mean Westar Energy, Inc. (formerly named Western Resources, Inc.), a Kansas corporation, and its successors and assigns.

“Westar Energy Indenture” shall mean that certain Mortgage and Deed of Trust, dated July 1, 1939, between Westar Energy and Harris Trust and Savings Bank, and any other indenture executed by Westar Energy after September 29, 1992 pursuant to which Westar Energy may from time to time issue mortgage bonds, as any of them have been heretofore or may be hereafter amended, modified or supplemented from time to time.

B. Subsection 3.1. Subsection 3.1 of the Existing Lease is hereby amended by adding after the last paragraph thereof the following new paragraphs:

“(e) For purposes of Section 467 of the Code, Basic Rent during the Basic Term for the use of the Assets by Lessee during each Lease Period (“Allocated Rent”) shall be allocated to each Lease Period in the amount determined by multiplying the Purchase Price by the percentage set forth for such Lease Period on Schedule 3 hereto under the caption “Allocated Rent”. Allocated Rent shall be allocated to each calendar year in the Basic Term based on the assumption that each calendar year in the Basic Term has 360 days, consisting of twelve 30-day months. Allocated Rent for any Lease Period shall accrue ratably to each day within such Lease Period. Notwithstanding that Basic Rent is payable in accordance with subsection 3.1(a) hereof and without limiting Lessee’s payment obligations under subsection 3.1(a) hereof, the Allocated Rent calculated pursuant to this subsection 3.1(e), or as adjusted pursuant to subsection 3.1(g) hereof, shall represent and be the amount of Basic Rent for which Lessee becomes liable on account of the use of the Assets for each Lease Period included in whole or in part of the Basic Term.

(f) It is the intention of Lessor and Lessee that for purposes of Section 467 of the Code the Allocated Rent derived by multiplying the Purchase Price by the percentage set forth for each Lease Period on Schedule 3 hereto under the caption “Allocated Rent” constitutes a specific allocation of “fixed rent” within the meaning of Treasury Regulation section 1.467-1(c)(2)(ii) with the effect that each of Lessor and Lessee shall accrue rental income and rental expense, respectively, in the amount equal to the Purchase Price multiplied by the percentage as set forth for each Lease Period under the column with the heading “Allocated Rent” on Schedule 3 hereto.

Lessor and Lessee agree that a prepaid or deferred rent balance may exist at certain times during the Basic Term. It is the intention of Lessor and Lessee that any such prepaid or deferred rent balance shall (A) in the case of a prepaid rent balance, give rise to a loan from Lessee to Lessor in the amount of any positive loan balance (the “Lessor Loan Balance”) computed by multiplying the percentage set forth in Schedule 4 hereto under the caption “Lessor Loan Balance” by the Purchase Price, and in the case of a deferred rent balance, shall give rise to a loan from Lessor to Lessee in the amount of any negative loan balance (the “Lessee Loan Balance”) computed by multiplying the percentage set forth in Schedule 4 hereto under the caption “Lessee Loan Balance” by the Purchase Price and (B) such loan shall provide for “adequate stated interest” within the meaning of Treasury Regulation section 1.467-2(b)(ii). If there shall be an outstanding Lessor Loan Balance, Lessor shall deduct interest expense and Lessee shall include interest income, in each case, in an amount equal to the product of the Purchase Price multiplied by the percentage set forth under the caption “Interest Amount” for the applicable period identified on Schedule 4 hereto. If there shall be an outstanding Lessee Loan Balance, Lessee shall deduct interest expense and Lessor shall include interest income, in each case, in an amount equal to the product of the Purchase Price multiplied by the percentage set forth under the caption “Interest Amount” for the applicable period identified on Schedule 4 hereto.

The obligations of Lessor to Lessee under this subsection 3.1(f) (including Lessor’s obligation with respect to any loan from Lessee as represented by any Lessor Loan Balance) are subject and subordinate to the obligations of Lessor under the Indenture, are payable exclusively from amounts distributable under clause third of Section 4.01 of the Indenture or clause fifth of Section 4.03 of the Indenture. Lessee acknowledges, consents and agrees to the subordination and other terms set forth in the previous sentence.

(g) In the event that the amount of fixed rent payable under the Lease is deemed to be less than or more than the aggregate amount of Basic Rent identified on Schedule 1 hereto (and such increase is deemed to be fixed rent within the meaning of Treasury Regulation section 1.467-1(h)(3) or such decrease is deemed to be a decrease of fixed rent within the meaning of Treasury Regulation section 1.467-1(h)(3)), the amount of Allocated Rent for each Lease Period shall be increased or decreased, as the case may be, by an amount equal to the deemed increase or decrease in Basic Rent payments multiplied by a fraction, the numerator of which is equal to the amount of Allocated Rent for such Lease Periods and the denominator of which is the aggregate amount of Allocated Rent for all Lease Periods. The adjusted Allocated Rent shall constitute Allocated Rent for all purposes of this Lease.”

C. Subsection 4.3. Subsection 4.3 of the Existing Lease is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new subsection 4.3:

“4.3. Adjustments for Alterations. Upon the occurrence of any payment or financing by Owner Participant and/or Lessor provided for in paragraph (c) of subsection 11.6, the amounts of Basic Rent, Allocated Rent, Section 467 Loan Balance and Casualty Value shall be adjusted in such manner as shall preserve Net After-Tax Return, taking into account any additional tax benefits actually realized by Lessor or Owner Participant arising out of the relevant Alterations or the financing thereof, while minimizing the present value of Basic Rent, except that, if Owner Participant is making any additional investment in connection therewith, such adjustment shall be made in such manner as shall be acceptable to Lessee and Owner Participant utilizing any pricing assumptions then agreed to by Lessee and Owner Participant with respect to such financing.”

D. Subsection 4.5. Subsection 4.5 of the Existing Lease is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new subsection 4.5:

“4.5. Adjustments for Refinancing of the Bonds. In the event the Bonds are refinanced with Refunding Bonds pursuant to Section 17 of the Participation Agreement, then the Basic Rent, Allocated Rent, Casualty Value and Section 467 Loan Balance shall be adjusted by such amounts as shall preserve Net After-Tax Return while minimizing the present value of Basic Rent.”

E. Subsection 4.8. Subsection 4.8 of the Existing Lease is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new subsection 4.8:

“4.8. Preservation of Net After-Tax Return. Whenever adjustments to Basic Rent, Allocated Rent, Section 467 Loan Balance and Casualty Value are to be made to preserve Net After-Tax Return, such adjustments shall be made in such manner that (a) each Component of Net After-Tax Return, as recomputed taking into consideration the circumstances which mandate such adjustments, is at least as great as when originally computed and (b) at least one Component of Net After-Tax Return, as so recomputed, is equal to the amount of such Component as originally computed in accordance with the assumptions specified in Schedule 1 to the Participation Agreement. In determining the present value of Basic Rent for purposes of this Section 4, a discount rate of 5.647% per annum shall be used, except that, with respect to any adjustment to Basic Rent pursuant to subsection 4.3 (and those portions of Basic Rent previously changed by such adjustments), the discount rate used at the time of the applicable payment or financing shall be utilized.”

F. Section 4. Section 4 of the Existing Lease is hereby further amended by adding after the last subsection thereof the following new subsection 4.12:

“4.12. Adjustments to Comply with Section 467 of Code. All adjustments pursuant to subsection 4.3 and subsection 4.5 shall be made in compliance with Section 467 of the Code and any proposed, temporary or final regulations thereunder or any judicial decision, or any Revenue Ruling, Revenue Procedure or other published Internal Revenue Service interpretation of general application interpreting or relating to Section 467 of the Code (for this purpose, compliance with Section 467 of the Code shall mean making such adjustments in a manner such that rent will be accounted for under Treasury Regulation Section 1.467-1(d)(2)(iii) or a successor provision), and in compliance with the requirements of Rev. Proc. 2001-28, 2001-19 IRB 1156 and Sections 4.02(5), 4.07(1) and 4.07(2) of Rev. Proc. 2001-29, 2001-19, IRB 1160 (or any successor provisions) as they exist at the time of such adjustment; provided, however, that in the absence of any change to Section 467 of the Code (or any proposed, temporary or final regulations thereunder) or to the requirements of Rev. Proc. 2001-28 that is effective with respect to this Lease, such compliance shall be in the same manner and to the same extent as Basic Rent complied with such requirements prior to such adjustment.”

G. Subsection 6.1. (i) Paragraph (a) of subsection 6.1 of the Existing Lease is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new paragraph (a):

“(a) on the date of expiration of the Basic Term, at a purchase price equal to the excess of (A) the aggregate of (x) the lesser of (i) the Fair Market Sale Value on such date of the Assets and (ii) the sum of (1) the Expected End-of-Basic-Term Asset Value and (2) fair market value on such date of any Nonseverable Alterations completed after the date of the Marshall & Stevens Appraisal and financed by an additional investment of Owner Participant in accordance with paragraph (c) of subsection 11.6, as set forth in the appraisal utilized for such financing, and (y) the Lessee Loan Balance, if any, on such date, over (B) the Lessor Loan Balance, if any, on such date;”

(ii) Paragraph (c) of subsection 6.1 of the Existing Lease is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new paragraph (c):

“(c) (i) on each of September 29, 2015, September 29, 2020, and September 29, 2025, (ii) in the event that the Owner Participant declines to participate in the financing pursuant to paragraph (c) of subsection 11.6 of any Nonseverable Alteration having a Nonseverable Alteration Cost in excess of $10,000,000, on either of the next two Basic Rent Payment Dates for which Lessee may give timely notice pursuant to subsection 6.2(b), or (iii) as provided in clause (i) of the second paragraph of subsection 14.2(a), on either of the next two Basic Rent Payment Dates for which Lessee may give timely notice pursuant to subsection 6.2(b), in each case at a purchase price equal to the greater of (1) the sum of the Casualty Value applicable on such Basic Rent Payment Date, the premium, if any, on the Bonds then Outstanding and the installment of Basic Rent due on such date (excluding any amount of Basic Rent due on such date which would represent a payment in advance) and (2) the sum of the Fair Market Sale Value of the Assets on such date, the premium, if any, on the Bonds then Outstanding and the installment of Basic Rent due on such date (excluding any amount of Basic Rent due on such date which would represent a payment in advance); provided that, the Lessor Loan Balance, if any, on such Basic Rent Payment Date shall be credited against such purchase price and the Lessee Loan Balance, if any, on such Basic Rent Payment Date shall be added to such purchase price; provided, further, that, for purposes of this paragraph, Lessee may credit against such purchase price the principal amount of and accrued and unpaid interest on the Bonds then Outstanding so long as the conditions set forth in subsection 6.3 hereof and Section 2.16 of the Indenture have been satisfied.”

H. Subsection 7.3. (i) Paragraph (b) of subsection 7.3 of the Existing Lease is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new paragraph (b):

“(b) Lessor may elect to retain rather than sell the Assets by giving notice to Lessee and Indenture Trustee no later than 60 days prior to the Termination Date. It shall be a condition precedent to Lessor’s right to retain the Assets that on or prior to the Termination Date Lessor shall have (a) paid to Indenture Trustee the principal of, premium, if any, and accrued and unpaid interest on the Bonds then Outstanding to the date of payment or (b) caused the Bonds to be deemed to have been paid in accordance with Section 3.01 of the Indenture. If Lessor elects to retain the Assets pursuant to this paragraph, (i) Lessee shall pay to Lessor on the Termination Date any Basic Rent and other Rent due on such date (excluding any amount of Basic Rent due on such date which would represent a payment in advance), any premium payable on any Bond then Outstanding and the Lessee Loan Balance, if any, on such date, but shall not be required to pay Casualty Value pursuant to subsection 7.4, and (ii) on the Termination Date Lessor shall pay to Lessee the Lessor Loan Balance, if any, on such date and deliver to Lessee such instruments as Lessee shall reasonably request to evidence the termination of this Lease.”

(ii) Paragraph (c) of subsection 7.3 of the Existing Lease is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new paragraph (c):

“(c) In the event that pursuant to paragraph (a) of this subsection 7.3 no acceptable purchaser of the Unit 2 Assets is found, the Lease shall terminate on the Termination Date, and Lessee shall pay to Lessor on the Termination Date an amount equal to the excess of (A) the aggregate of (i) the Casualty Value in effect on the Termination Date, (ii) all other sums then due and owing by Lessee to Lessor under any of the Operative Documents, including but not limited to all Rent due through the Termination Date (excluding any amount of Basic Rent due on such date which would represent a payment in advance) and any premium on any Outstanding Bond (without duplication), and (iii) the Lessee Loan Balance, if any, on such date, over (B) the Lessor Loan Balance, if any, on such date, and Lessor shall Transfer the Assets to Lessee; provided, however, that Lessee (i) shall not use the Assets (including, directly or indirectly, the Energy therefrom) and shall deliver semiannually to Owner Participant an Officers Certificate so confirming and (ii) shall use its best efforts to sell the Assets or any part thereof for a cash price which exceeds the Casualty Value paid on the Termination Date. Upon such sale, Lessee shall pay over to Lessor the excess, if any, of such purchase price (after deduction therefrom of all costs, expenses and fees whatsoever payable by Lessee, as seller, and all fees and expenses including, without limitation, attorneys’ fees incurred by Lessee in connection with such purchase and sale) over such Casualty Value. The provisions of this paragraph (c) shall survive such termination of the Lease.”

I. Subsection 7.4. Subsection 7.4 of the Existing Lease is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new subsection 7.4:

“7.4. Termination Payment. As a condition to the Transfer described in paragraph (a) of subsection 7.3 and as a condition to termination of this Lease pursuant to paragraph (a) of subsection 7.3, Lessee shall pay on the Termination Date to Lessor, in immediately available funds, (a) an amount equal to the excess, if any, of (i) the aggregate of the Casualty Value in effect on the Termination Date, and, if a Transfer pursuant to paragraph (a) of subsection 7.3 is made to an Other Owner or an Affiliate thereof, an amount equal to the product of such Casualty Value and .05, over (ii) the purchase price actually paid to Lessor by the purchaser, after deduction therefrom of all costs, expenses and fees whatsoever payable by Lessor, as seller, and all fees and expenses including, without limitation, attorneys’ fees incurred by Lessor or Owner Participant in connection with such purchase and sale, plus (b) the Lessee Loan Balance, if any, on the Termination Date, plus (c) all other sums then due and owing by Lessee to Lessor under any of the Operative Documents, including but not limited to all Rent due through the Termination Date (excluding any amount of Basic Rent due on such date which would represent a payment in advance) and any premium on any Outstanding Bond and all other sums due under the Bonds (without duplication), minus (d) the Lessor Loan Balance, if any, on the Termination Date. To the extent the Lessor Loan Balance on the Termination Date exceeds the aggregate of the amounts denoted by clauses (a), (b) and (c) of the immediately preceding sentence, Lessor shall pay an amount equal to such excess to Lessee on the Termination Date.”

J. Subsection 11.6(c). Subsection 11.6(c) of the Existing Lease is hereby amended by adding at the end thereof the following new sentence:

“For the avoidance of doubt, the parties hereto expressly agree that notwithstanding the use of the singular terms “Nonseverable Alteration” and “Nonseverable Alteration Cost” herein, Lessee is expressly permitted to aggregate the Nonseverable Alteration Costs of one or more Nonseverable Alterations effected after June 30, 2005 within a period of 24 consecutive months during the Basic Term and any Renewal Term in seeking financing for the Nonseverable Alteration Costs of such Nonseverable Alterations pursuant to this Agreement and the applicable provisions of the other Operative Documents, and for all purposes of this Agreement (including clause (ii) of subsection 6.1(c) hereof) and other relevant Operative Documents, such Nonseverable Alterations and Nonseverable Alteration Costs so aggregated shall be deemed a “Nonseverable Alteration” and “Nonseverable Alteration Cost” as used herein and therein.” Lessee shall include in the report delivered to Owner Participant pursuant to Section 11.7 hereof the information concerning the Nonseverable Alteration Costs of such Nonseverable Alterations made during the period from the last previous report to the date of such report.

K. Subsection 12.2. Subsection 12.2 of the Existing Lease is hereby amended by deleting the first four sentences thereof in their entirety and substituting in lieu thereof the following new sentence:

“If an Event of Loss shall occur, Lessee shall pay to Lessor (subject to subsection 15.2), on the Basic Lease Commencement Date or the Basic Rent Payment Date next succeeding the occurrence of the Event of Loss (unless the Event of Loss shall have occurred less than 45 days prior to such date, in which case such Casualty Value shall be determined as of and paid on the Basic Rent Payment Date next succeeding the occurrence of such Basic Lease Commencement Date or Basic Rent Payment Date), (1) an amount equal to the excess of (A) the aggregate of (i) the Casualty Value in effect on such date and (ii) the Lessee Loan Balance, if any, on such date over (B) the Lessor Loan Balance, if any, on such date, (2) any and all Rent due through and including the date of such payment (excluding, however, any amount of Basic Rent due on the date of such payment which would represent a payment in advance), and (3) all other sums due and owing from Lessee to Lessor under the Operative Documents; whereupon (a) the Lease shall terminate and the obligations of Lessee hereunder (other than the obligation to pay Supplemental Rent and any obligation expressed herein as surviving termination of this Lease) shall terminate as of the date of such payment and (b) Lessor shall Transfer the Leased Assets subject to such Event of Loss to Lessee or as Lessee shall direct, free and clear of the Lien of the Indenture.”

L. Subsection 17.1 (i) Paragraph (e) of subsection 17.1 of the Existing Lease is hereby amended by deleting clauses (i) through (iv) thereof in their entirety and substituting in lieu thereof the following new clauses:

“(i) an amount equal to (a) the excess, if any, of the Casualty Value, computed as of the Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable) specified in such notice, over the Fair Market Rental Value of the Assets during the remaining Lease Term, after discounting such Fair Market Rental Value semiannually to present value as of the Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable) specified in such notice at a rate of 5.647% per annum, plus (b) the Lessee Loan Balance, if any, on such date, minus (c) the Lessor Loan Balance, if any, on such date; or

(ii) an amount equal to (a) the excess, if any, of such Casualty Value over the Fair Market Sale Value of the Assets as of the Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable) specified in such notice, plus (b) the Lessee Loan Balance, if any, on such date, minus (c) the Lessor Loan Balance, if any, on such date; or

(iii) an amount equal to (a) the highest of (A) such Casualty Value, (B) such discounted Fair Market Rental Value and (C) such Fair Market Sale Value, plus (b) the Lessee Loan Balance, if any, on such date and minus (c) the Lessor Loan Balance, if any, on such date and, in this event, upon full payment by Lessee of all sums due hereunder, Lessor shall exercise its best efforts promptly to sell the Assets and pay over to Lessee the net proceeds thereof up to the amount set forth in clause (A), (B) or (C) above actually paid by Lessee to Lessor; or

(iv) an amount equal to (a) the excess of (A) the present value as of the Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable) specified in such notice of all installments of Basic Rent until the end of the Basic Term, discounted semiannually at a rate of 5.647% per annum, over (B) the present value as of such Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable) of the Fair Market Rental Value of the Assets until the end of the Basic Term, discounted semiannually at a rate of 5.647% per annum, plus (b) the Lessee Loan Balance, if any, on such date, minus (c) the Lessor Loan Balance, if any, on such date; or”.

(ii) Paragraph (f) of subsection 17.1 of the Existing Lease is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new paragraph (f):

“(f) if Lessor shall have sold all of the Assets, as a whole or by a series of sales of undivided interests, pursuant to paragraph (c) above, Lessor, in lieu of exercising its rights under paragraph (e) above with respect to the Assets, may, if it shall so elect, demand that Lessee pay to Lessor and Lessee shall pay to Lessor on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent due for periods commencing after the next Basic Rent Payment Date following the date of such sale), (i) any unpaid Rent due and attributable to the use of the Assets by Lessee through such Basic Rent Payment Date, plus (ii) the amount of any deficiency between the Casualty Value, computed as of such Basic Rent Payment Date, and the net proceeds of such sale, together with interest at the Stipulated Interest Rate on the amount of such Rent and such difference from the date of such sale until the date of actual payment, plus (iii) the Lessee Loan Balance, if any, on such Basic Rent Payment Date, minus (iv) the Lessor Loan Balance, if any, on such Basic Rent Payment Date; provided that if the Lessor Loan Balance, if any, on such Basic Rent Payment Date exceeds the aggregate of the amounts denoted by clauses (i) through (iii) of this paragraph, Lessor shall promptly pay to Lessee an amount equal to such excess or”.

M. Schedules. (i) Schedules 1 and 2 to the Existing Lease are hereby amended by deleting each such Schedule in its entirety and substituting in lieu thereof Schedules 1 and 2 attached to this Amendment No. 4.

(ii) The Existing Lease is hereby further amended by adding thereto a Schedule 3, “Allocated Rent”, and a Schedule 4, “Section 467 Loan Balances”, each as attached to this Amendment No. 4.

SECTION 3. RATIFICATION OF EXISTING LEASE.

Except as expressly amended and modified hereby, the Existing Lease shall continue to be, and shall remain, in full force and effect in accordance with its terms, and this Amendment No. 4 shall not be deemed to be a waiver of or consent to any modification or amendment of any other term or condition of the Existing Lease.

SECTION 4. GOVERNING LAW.

This Amendment No. 4 shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

SECTION 5. COUNTERPART EXECUTION.

This Amendment No. 4 may be executed in any number of counterparts and by each of the parties hereto on separate counterparts, all such counterparts together constituting but one and the same instrument, with the counterpart or counterparts delivered to the Indenture Trustee pursuant to the Indenture being deemed the “Original” and all other counterparts being deemed duplicates.

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment No. 4 to be duly executed as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee under the Trust Agreement

By:	/S/ MICHAEL M. HOPKINS
Name:	Michael M. Hopkins
Title:	Vice President

KANSAS GAS AND ELECTRIC COMPANY

By:	/S/ MARK A. RUELLE
Name:	Mark A. Ruelle
Title:	Vice President and Treasurer

ACKNOWLEDGMENT

STATE OF CONNECTICUT	)
)
COUNTY OF HARTFORD	)

This instrument was acknowledged before me on June 27th, 2005 by Michael M. Hopkins as Vice President of U.S. BANK NATIONAL ASSOCIATION, as Owner Trustee.

/S/ KAREN R. FELT
Printed Name: Karen R. Felt
Notary Public

(Seal)
My appointment expires:	Karen R. Felt Notary Public My Commission Expires 02/28/2009

ACKNOWLEDGMENT

STATE OF KANSAS	)
)
COUNTY OF SHAWNEE	)

This instrument was acknowledged before me on June 30, 2005 by Mark A. Ruelle as Vice President and Treasurer of KANSAS GAS AND ELECTRIC COMPANY.

/S/ MERILEE K. MARTIN
Printed Name: Merilee K. Martin
Notary Public

(Seal)

My appointment expires:	Merilee K. Martin
July 8, 2007	Notary Public-State of Kansas My Appt. Exp: 7-8-2007

EXECUTION VERSION

SCHEDULE 1 TO

LEASE AGREEMENT

Installments of Basic Rent

(Expressed as a percentage of Purchase Price)

Basic Rent Payment Date	Advance/Arrears	Percentage
Jun 30 2005	Arrears	0.936557%
Sep 29 2005	Arrears	7.986701%
Mar 29 2006	Arrears	6.248281%
Sep 29 2006	Arrears	2.304310%
Mar 29 2007	Arrears	2.304310%
Sep 29 2007	Arrears	3.679916%
Mar 29 2008	Arrears	2.265470%
Sep 29 2008	Arrears	6.123120%
Mar 29 2009	Arrears	2.156549%
Sep 29 2009	Arrears	6.250480%
Mar 29 2010	Arrears	2.040957%
Sep 29 2010	Arrears	6.385641%
Mar 29 2011	Arrears	1.918285%
Sep 29 2011	Arrears	6.529081%
Mar 29 2012	Arrears	1.788099%
Sep 29 2012	Arrears	6.681307%
Mar 29 2013	Arrears	7.006913%
Sep 29 2013	Arrears	1.498685%
Mar 29 2014	Arrears	7.194140%
Sep 29 2014	Arrears	1.337874%
Mar 29 2015	Arrears	7.393196%
Sep 29 2015	Arrears	1.166902%
Mar 29 2016	Arrears	7.604830%
Sep 29 2016	Arrears	0.985127%
Mar 29 2017	Arrears	7.829836%
Sep 29 2017	Arrears	0.791867%
Mar 29 2018	Arrears	8.069058%
Sep 29 2018	Arrears	0.586395%
Mar 29 2019	Arrears	8.323397%
Sep 29 2019	Arrears	0.367941%
Mar 29 2020	Arrears	8.593805%
Sep 29 2020	Arrears	0.135684%
Mar 29 2021	Arrears	4.941199%
Sep 29 2021	Arrears	0.000000%
Mar 29 2022	Arrears	0.000000%
Sep 29 2022	Arrears	0.000000%
Mar 29 2023	Arrears	0.000000%
Sep 29 2023	Arrears	0.000000%
Mar 29 2024	Arrears	0.000000%
Sep 29 2024	Arrears	0.000000%
Mar 29 2025	Arrears	0.000000%
Sep 29 2025	Arrears	0.000000%
Mar 29 2026	Arrears	0.000000%
Sep 29 2026	Arrears	0.000000%

Basic Rent Payment Date	Advance/Arrears	Percentage
Mar 29 2027	Arrears	0.000000%
Sep 29 2027	Arrears	0.000000%
Mar 29 2028	Arrears	0.000000%
Sep 29 2028	Arrears	0.000000%
Mar 29 2029	Arrears	0.000000%
Sep 29 2029	Arrears	0.000000%

EXECUTION VERSION

SCHEDULE 2 TO

LEASE AGREEMENT

Casualty Values

(Expressed as a percentage of Purchase Price)

Date	Percentage	Lessor Loan Balance	Lessee Loan Balance	Net Casualty Value due on Termination
Jun 30 2005	117.402587%	0.936557%	0.000000%	116.466030%
Sep 29 2005	115.924025%	5.695824%	0.000000%	110.228201%
Mar 29 2006	118.145428%	12.085646%	0.000000%	106.059782%
Sep 29 2006	120.271742%	14.690284%	0.000000%	105.581457%
Mar 29 2007	109.815774%	4.755551%	0.000000%	105.060224%
Sep 29 2007	111.683323%	8.553642%	0.000000%	103.129680%
Mar 29 2008	113.032416%	10.483666%	0.000000%	102.548750%
Sep 29 2008	114.960348%	16.867305%	0.000000%	98.093043%
Mar 29 2009	104.847074%	7.363087%	0.000000%	97.483987%
Sep 29 2009	106.567926%	13.796540%	0.000000%	92.771385%
Mar 29 2010	107.274034%	15.130949%	0.000000%	92.143085%
Sep 29 2010	109.053191%	21.892595%	0.000000%	87.160596%
Mar 29 2011	99.266858%	12.754579%	0.000000%	86.512279%
Sep 29 2011	100.844769%	19.600612%	0.000000%	81.244158%
Mar 29 2012	100.945403%	20.367657%	0.000000%	80.577746%
Sep 29 2012	102.564519%	27.555100%	0.000000%	75.009418%
Mar 29 2013	93.052848%	24.085218%	0.000000%	68.967630%
Sep 29 2013	94.457310%	26.182421%	0.000000%	68.274889%
Mar 29 2014	93.978053%	32.099351%	0.000000%	61.878701%
Sep 29 2014	95.405565%	34.234894%	0.000000%	61.170671%
Mar 29 2015	86.117826%	31.718753%	0.000000%	54.399073%
Sep 29 2015	87.350326%	33.673865%	0.000000%	53.676461%
Mar 29 2016	86.313062%	39.803639%	0.000000%	46.509423%
Sep 29 2016	87.552812%	41.777886%	0.000000%	45.774926%
Mar 29 2017	78.442618%	40.253142%	0.000000%	38.189476%
Sep 29 2017	79.493147%	42.045299%	0.000000%	37.447848%
Mar 29 2018	76.864056%	47.433975%	0.000000%	29.430081%
Sep 29 2018	77.896550%	49.199105%	0.000000%	28.697445%
Mar 29 2019	67.141536%	46.903333%	0.000000%	20.238203%
Sep 29 2019	67.967297%	48.436822%	0.000000%	19.530475%
Mar 29 2020	64.767573%	54.156180%	0.000000%	10.611392%
Sep 29 2020	65.573825%	55.637645%	0.000000%	9.936180%
Mar 29 2021	54.930056%	50.457225%	0.000000%	4.472831%

Sep 29 2021	55.548905%	51.711087%	0.000000%	3.837819%
Mar 29 2022	51.821333%	48.595131%	0.000000%	3.226202%
Sep 29 2022	46.723331%	44.080638%	0.000000%	2.642694%
Mar 29 2023	47.263130%	45.176041%	0.000000%	2.087089%
Sep 29 2023	39.989084%	38.424995%	0.000000%	1.564089%
Mar 29 2024	40.453181%	39.379856%	0.000000%	1.073325%
Sep 29 2024	33.104743%	32.484775%	0.000000%	0.619968%
Mar 29 2025	33.495864%	33.292022%	0.000000%	0.203842%
Sep 29 2025	26.245658%	26.245658%	0.000000%	0.000000%
Mar 29 2026	26.897862%	26.897862%	0.000000%	0.000000%
Sep 29 2026	19.692604%	19.692604%	0.000000%	0.000000%
Mar 29 2027	20.181965%	20.181965%	0.000000%	0.000000%
Sep 29 2027	12.809816%	12.809816%	0.000000%	0.000000%
Mar 29 2028	13.128140%	13.128140%	0.000000%	0.000000%
Sep 29 2028	5.580703%	5.580703%	0.000000%	0.000000%
Mar 29 2029	5.719384%	5.719384%	0.000000%	0.000000%
Sep 29 2029	0.000000%	0.000000%	0.000000%	0.000000%

EXECUTION VERSION

SCHEDULE 3 TO

LEASE AGREEMENT

Allocated Rent

(Expressed as a percentage of Purchase Price)

Lease Period
From (and including)	To (and excluding)	Allocated Rent
Jun 30 2005	Sep 29 2005	3.238942%
Sep 29 2005	Mar 29 2006	0.000000%
Mar 29 2006	Sep 29 2006	0.000000%
Sep 29 2006	Mar 29 2007	12.604097%
Mar 29 2007	Sep 29 2007	0.000000%
Sep 29 2007	Mar 29 2008	0.548004%
Mar 29 2008	Sep 29 2008	0.000000%
Sep 29 2008	Mar 29 2009	12.079919%
Mar 29 2009	Sep 29 2009	0.000000%
Sep 29 2009	Mar 29 2010	1.049392%
Mar 29 2010	Sep 29 2010	0.000000%
Sep 29 2010	Mar 29 2011	11.600331%
Mar 29 2011	Sep 29 2011	0.000000%
Sep 29 2011	Mar 29 2012	1.508128%
Mar 29 2012	Sep 29 2012	0.000000%
Sep 29 2012	Mar 29 2013	11.161540%
Mar 29 2013	Sep 29 2013	0.000000%
Sep 29 2013	Mar 29 2014	1.927842%
Mar 29 2014	Sep 29 2014	0.000000%
Sep 29 2014	Mar 29 2015	10.760075%
Mar 29 2015	Sep 29 2015	0.000000%
Sep 29 2015	Mar 29 2016	2.311852%
Mar 29 2016	Sep 29 2016	0.000000%
Sep 29 2016	Mar 29 2017	10.392761%
Mar 29 2017	Sep 29 2017	0.000000%
Sep 29 2017	Mar 29 2018	3.725208%
Mar 29 2018	Sep 29 2018	0.000000%
Sep 29 2018	Mar 29 2019	11.841766%
Mar 29 2019	Sep 29 2019	0.000000%
Sep 29 2019	Mar 29 2020	4.078102%
Mar 29 2020	Sep 29 2020	0.000000%
Sep 29 2020	Mar 29 2021	11.504215%
Mar 29 2021	Sep 29 2021	0.000000%
Sep 29 2021	Mar 29 2022	4.400976%
Mar 29 2022	Sep 29 2022	5.722082%
Sep 29 2022	Mar 29 2023	0.000000%
Mar 29 2023	Sep 29 2023	7.873671%
Sep 29 2023	Mar 29 2024	0.000000%

Lease Period
Mar 29 2024	Sep 29 2024	7.873671%
Sep 29 2024	Mar 29 2025	0.000000%
Mar 29 2025	Sep 29 2025	7.873671%
Sep 29 2025	Mar 29 2026	0.000000%
Mar 29 2026	Sep 29 2026	7.873671%
Sep 29 2026	Mar 29 2027	0.000000%
Mar 29 2027	Sep 29 2027	7.873671%
Sep 29 2027	Mar 29 2028	0.000000%
Mar 29 2028	Sep 29 2028	7.873671%
Sep 29 2028	Mar 29 2029	0.000000%
Mar 29 2029	Sep 29 2029	5.861510%

EXECUTION VERSION

SCHEDULE 4 TO

LEASE AGREEMENT

Section 467 Loan Balances

(Expressed as a percentage of Purchase Price)

Date	(a) Lessor Loan Balance	(b) Lessee Loan Balance	(c) Interest Amount
Jun 30 2005	0.936557%	0.000000%	0.000000%
Sep 29 2005	5.695824%	0.000000%	0.011507%
Mar 29 2006	12.085646%	0.000000%	0.141541%
Sep 29 2006	14.690284%	0.000000%	0.300328%
Mar 29 2007	4.755551%	0.000000%	0.365054%
Sep 29 2007	8.553642%	0.000000%	0.118175%
Mar 29 2008	10.483666%	0.000000%	0.212558%
Sep 29 2008	16.867305%	0.000000%	0.260519%
Mar 29 2009	7.363087%	0.000000%	0.419153%
Sep 29 2009	13.796540%	0.000000%	0.182973%
Mar 29 2010	15.130949%	0.000000%	0.342844%
Sep 29 2010	21.892595%	0.000000%	0.376004%
Mar 29 2011	12.754579%	0.000000%	0.544031%
Sep 29 2011	19.600612%	0.000000%	0.316951%
Mar 29 2012	20.367657%	0.000000%	0.487075%
Sep 29 2012	27.555100%	0.000000%	0.506136%
Mar 29 2013	24.085218%	0.000000%	0.684744%
Sep 29 2013	26.182421%	0.000000%	0.598518%
Mar 29 2014	32.099351%	0.000000%	0.650633%
Sep 29 2014	34.234894%	0.000000%	0.797669%
Mar 29 2015	31.718753%	0.000000%	0.850737%
Sep 29 2015	33.673865%	0.000000%	0.788211%
Mar 29 2016	39.803639%	0.000000%	0.836796%
Sep 29 2016	41.777886%	0.000000%	0.989120%
Mar 29 2017	40.253142%	0.000000%	1.038180%
Sep 29 2017	42.045299%	0.000000%	1.000291%
Mar 29 2018	47.433975%	0.000000%	1.044826%
Sep 29 2018	49.199105%	0.000000%	1.178734%
Mar 29 2019	46.903333%	0.000000%	1.222598%
Sep 29 2019	48.436822%	0.000000%	1.165548%
Mar 29 2020	54.156180%	0.000000%	1.203655%
Sep 29 2020	55.637645%	0.000000%	1.345781%
Mar 29 2021	50.457225%	0.000000%	1.382595%
Sep 29 2021	51.711087%	0.000000%	1.253862%
Mar 29 2022	48.595131%	0.000000%	1.285020%
Sep 29 2022	44.080638%	0.000000%	1.207589%
Mar 29 2023	45.176041%	0.000000%	1.095404%
Sep 29 2023	38.424995%	0.000000%	1.122625%
Mar 29 2024	39.379856%	0.000000%	0.954861%
Sep 29 2024	32.484775%	0.000000%	0.978589%
Mar 29 2025	33.292022%	0.000000%	0.807247%
Sep 29 2025	26.245658%	0.000000%	0.827307%
Mar 29 2026	26.897862%	0.000000%	0.652205%

Sep 29 2026	19.692604%	0.000000%	0.668412%
Mar 29 2027	20.181965%	0.000000%	0.489361%
Sep 29 2027	12.809816%	0.000000%	0.501522%
Mar 29 2028	13.128140%	0.000000%	0.318324%
Sep 29 2028	5.580703%	0.000000%	0.326234%
Mar 29 2029	5.719384%	0.000000%	0.138680%
Sep 29 2029	0.000000%	0.000000%	0.142127%